Exhibit 99

FOR IMMEDIATE RELEASE

TARGET CORPORATION THIRD QUARTER EARNINGS PER SHARE $0.49

MINNEAPOLIS, November 17, 2008 — Target Corporation (NYSE:TGT) today reported net earnings of $369 million for the third quarter ended November 1, 2008, compared with $483 million in the third quarter ended November 3, 2007. Earnings per share in the third quarter decreased 13.8 percent to 49 cents from 56 cents in the same period a year ago. All earnings per share figures refer to diluted earnings per share.

“Our third quarter financial results reflect the significant macroeconomic challenges facing our retail and credit card segments,” said Gregg Steinhafel, president and chief executive officer. “As we look to this holiday season and 2009, our entire Target organization is focused on providing compelling reasons for our guests to shop at Target in these difficult times — by delivering exceptional value, a broad assortment of outstanding merchandise and a superior store experience. In addition, we continue to drive profitable performance through our thoughtful approach to managing inventory, credit card receivables, expenses and capital investment.”

Retail Segment Results

Sales grew 1.7 percent in the third quarter 2008 to $14.6 billion from $14.3 billion in 2007, due to the contribution from new store expansion offset by a 3.3 percent decline in comparable store sales. Retail segment earnings before interest expense and income taxes (EBIT) were $772 million in the third quarter of 2008, up 7.9 percent from $715 million in 2007.

Third quarter gross margin rate increased moderately from last year, driven by increases in gross margin rates within categories, partially offset by the mix impact of faster sales growth in lower margin rate categories. Third quarter selling, general and administrative (SG&A) expense rate was flat to 2007, benefiting from continued productivity gains in stores and disciplined control of expenses across the company.

Credit Card Segment Results

Average receivables in the third quarter increased 19.4 percent to $8.7 billion from $7.3 billion in 2007. Average receivables directly funded by Target declined 27 percent in the third quarter to $3.3 billion from $4.5 billion in 2007, reflecting JPMorgan Chase’s investment in the receivables portfolio.

Segment profitability in the quarter declined 83 percent to $35 million from $202 million last year, as a result of a decline in overall portfolio performance, Target’s reduced investment in the portfolio, and a decrease in interest rates. Overall portfolio performance declined due to higher bad debt expense resulting from current period write-offs and additions to the reserve for future periods.

Third quarter segment pre-tax return on invested capital declined to 4.3 percent in 2008 from 18.0 percent in 2007.

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TARGET CORPORATION

Interest Expense and Taxes

Net interest expense for the quarter increased $58 million from third quarter 2007, due to higher average debt balances supporting capital investment, share repurchase and the receivables portfolio, partially offset by lower average net interest rates. Over the past four quarters, the company has invested $3.8 billion in capital expenditures, $4.8 billion in share repurchase and grown its accounts receivable by $1.1 billion.

The company’s effective income tax rate for the third quarter was 41.7 percent in 2008, up from 38.1 percent in 2007. For the full year, the company now expects an effective income tax rate in the range of 38.0 to 38.5 percent.

Capital Spending and Share Repurchase

In the third quarter, under the share repurchase program announced in November 2007, the company repurchased approximately 2.5 million shares of its common stock at an average price of $54.93, for a total investment of $140 million.

Program-to-date through the end of the third quarter, the company has acquired approximately 93.3 million shares of its common stock at an average price per share of $51.70, reflecting a total investment of approximately $4.8 billion.

“On an ongoing basis we evaluate our deployment of capital resources, both for investment in our business and execution of our share repurchase program,” said Doug Scovanner, executive vice president and chief financial officer. “The current environment and our financial outlook have naturally reduced our appetite for investment in our business, and we have also temporarily suspended substantially all of our share repurchase activity. At this time, we have reduced our expected 2009 capital expenditures by about $1 billion. Overall, we believe these related decisions will help to protect our liquidity and strong debt ratings as we continue to operate in a very challenging retail and credit environment.”

Miscellaneous

Target Corporation will webcast its third quarter earnings conference call at 9:30am CST today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “events + presentations” and then “archives + webcasts”). A telephone replay of the call will be available beginning at approximately 11:30am CST today through the end of business on November 19, 2008. The replay number is (800) 642-1687 (passcode: 4010327).

Forward-looking statements in this release, including expectations for Target’s full-year 2008 effective tax rate and 2009 capital expenditures, should be read in conjunction with the cautionary statements in Exhibit (99)A to the company’s first quarter 2008 Form 10-Q.

Target Corporation’s retail segment includes large general merchandise and food discount stores and Target.com, a fully integrated on-line business. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. The company currently operates 1,684 Target stores in 48 states.

Target Corporation news releases are available at www.target.com.

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(Tables Follow)

Contacts:	John Hulbert (Investors)	Lena Michaud (Financial Media)
	(612) 761-6627	(612) 761-6796

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended				Nine Months Ended
	Nov. 1,	Nov. 3,			Nov. 1,	Nov. 3,
(millions, except per share data) (unaudited)	2008	2007	Change		2008	2007	Change
Sales	$14,588	$14,342	1.7%		$43,861	$42,132	4.1%
Credit card revenues	526	493	6.8		1,527	1,364	12.0
Total revenues	15,114	14,835	1.9		45,388	43,496	4.4
Cost of sales	10,130	10,035	1.0		30,332	29,147	4.1
Selling, general and administrative expenses	3,245	3,191	1.7		9,436	9,124	3.4
Credit card expenses	403	222	81.5		1,023	574	78.5
Depreciation and amortization	469	429	9.3		1,352	1,225	10.4
Earnings before interest expense and income taxes	867	958	(9.5)		3,245	3,426	(5.3)
Interest expense, net
Nonrecourse debt collateralized by credit card receivables	60	41	45.3		126	98	29.5
Other interest expense	180	143	26.5		550	380	44.9
Interest income	(6)	(7)	(21.1)		(24)	(11)	128.7
Net interest expense	234	177	32.8		652	467	39.7
Earnings before income taxes	633	781	(19.1)		2,593	2,959	(12.4)
Provision for income taxes	264	298	(11.5)		988	1,138	(13.2)
Net earnings	$369	$483	(23.8	) %	$1,605	$1,821	(11.9	) %
Basic earnings per share	$0.49	$0.57	(14.5	) %	$2.07	$2.14	(3.4	) %
Diluted earnings per share	$0.49	$0.56	(13.8	) %	$2.06	$2.11	(2.6	) %
Weighted average common shares outstanding
Basic	753.5	845.6			776.4	850.8
Diluted	756.6	851.0			780.1	856.3

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	Nov. 1,	Feb. 2,	Nov. 3,
(millions)	2008	2008	2007
Assets	(unaudited)		(unaudited)
Cash and cash equivalents	$918	$2,450	$627
Credit card receivables, net of allowance of $765, $570 and $532	7,999	8,054	7,120
Inventory	9,050	6,780	8,746
Other current assets	2,272	1,622	1,841
Total current assets	20,239	18,906	18,334
Property and equipment
Land	5,727	5,522	5,387
Buildings and improvements	20,454	18,329	17,211
Fixtures and equipment	4,212	3,858	3,659
Computer hardware and software	2,610	2,421	2,361
Construction-in-progress	1,320	1,852	2,524
Accumulated depreciation	(8,798)	(7,887)	(7,536)
Property and equipment, net	25,525	24,095	23,606
Other noncurrent assets	1,277	1,559	1,349
Total assets	$47,041	$44,560	$43,289
Liabilities and shareholders’ investment
Accounts payable	$7,590	$6,721	$7,852
Accrued and other current liabilities	3,057	3,097	2,812
Unsecured debt and other borrowings	2,849	1,464	1,899
Nonrecourse debt collateralized by credit card receivables	-	500	1,000
Total current liabilities	13,496	11,782	13,563
Unsecured debt and other borrowings	11,966	13,226	9,339
Nonrecourse debt collateralized by credit card receivables	5,478	1,900	1,900
Deferred income taxes	589	470	421
Other noncurrent liabilities	1,932	1,875	1,906
Total noncurrent liabilities	19,965	17,471	13,566
Shareholders’ investment
Common stock	63	68	70
Additional paid-in capital	2,725	2,656	2,636
Retained earnings	10,967	12,761	13,630
Accumulated other comprehensive loss	(175)	(178)	(176)
Total shareholders’ investment	13,580	15,307	16,160
Total liabilities and shareholders’ investment	$47,041	$44,560	$43,289
Common shares outstanding	752.8	818.7	845.0

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Nine Months Ended
	Nov. 1,	Nov. 3,
(millions) (unaudited)	2008	2007
Operating activities
Net earnings	$1,605	$1,821
Reconciliation to cash flow
Depreciation and amortization	1,352	1,225
Share-based compensation expense	43	59
Deferred income taxes	(32)	(72)
Bad debt provision	751	311
Loss on disposal of property and equipment, net	33	34
Other non-cash items affecting earnings	165	82
Changes in operating accounts providing / (requiring) cash:
Accounts receivable originated at Target	(389)	(260)
Inventory	(2,270)	(2,492)
Other current assets	(322)	(164)
Other noncurrent assets	5	4
Accounts payable	869	1,277
Accrued and other current liabilities	(270)	(297)
Other noncurrent liabilities	4	58
Other	160	-
Cash flow provided by operations	1,704	1,586
Investing activities
Expenditures for property and equipment	(2,827)	(3,418)
Proceeds from disposal of property and equipment	26	53
Change in accounts receivable originated at third parties	(307)	(978)
Other	(179)	(189)
Cash flow required for investing activities	(3,287)	(4,532)
Financing activities
Change in commercial paper, net	1,382	578
Additions to short-term notes payable	-	1,000
Reductions of short-term notes payable	(500)	-
Additions to long-term debt	3,557	3,650
Reductions of long-term debt	(1,254)	(1,254)
Dividends paid	(345)	(324)
Repurchase of stock	(2,815)	(1,071)
Stock option exercises and related tax benefit	34	204
Other	(8)	(23)
Cash flow provided by financing activities	51	2,760
Net decrease in cash and cash equivalents	(1,532)	(186)
Cash and cash equivalents at beginning of period	2,450	813
Cash and cash equivalents at end of period	$918	$627

Subject to reclassification

TARGET CORPORATION

Retail Segment

Retail Segment Results	Three Months Ended			Nine Months Ended
	Nov. 1,	Nov. 3,		Nov. 1,	Nov. 3,
(millions) (unaudited)	2008	2007	Change	2008	2007	Change
Sales	$14,588	$14,342	1.7%	$43,861	$42,132	4.1%
Cost of sales	10,130	10,035	1.0	30,332	29,147	4.1
Gross margin	4,458	4,307	3.5	13,529	12,985	4.2
SG&A expenses (a)	3,221	3,167	1.7	9,361	9,052	3.4
EBITDA	1,237	1,140	8.5	4,168	3,933	6.0
Depreciation and amortization	465	425	9.4	1,339	1,213	10.5
EBIT	$772	$715	7.9%	$2,829	$2,720	4.0%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $24 million and $75 million for the three and nine months ended November 1, 2008, respectively, and $24 million and $73 million for the three and nine months ended November 3, 2007, respectively, are recorded as a reduction to SG&A expenses within the Retail Segment.

Retail Segment Rate Analysis	Three Months Ended		Nine Months Ended
	Nov. 1,	Nov. 3,	Nov. 1,	Nov. 3,
(unaudited)	2008	2007	2008	2007
Gross margin rate	30.6%	30.0%	30.8%	30.8%
SG&A expense rate	22.1%	22.1%	21.3%	21.5%
EBITDA margin rate	8.5%	7.9%	9.5%	9.3%
Depreciation and amortization expense rate	3.2%	3.0%	3.1%	2.9%
EBIT margin rate	5.3%	5.0%	6.4%	6.5%

Comparable-Store Sales	Three Months Ended		Nine Months Ended
	Nov. 1,	Nov. 3,	Nov. 1,	Nov. 3,
(unaudited)	2008	2007	2008	2007
Comparable-store sales	(3.3)%	3.7%	(1.5)%	4.3%

Comparable-store sales increases or decreases are calculated by comparing sales in current year periods with comparable, prior fiscal-year periods of equivalent length. The method of calculating comparable-store sales varies across the retail industry.

Number of Stores and Retail Square Feet	Number of Stores		Retail Square Feet (b)
	Nov. 1,	Nov. 3,	Nov. 1,	Nov. 3,
(unaudited)	2008	2007	2008	2007	Change
Target general merchandise stores	1,445	1,381	180,200	170,518	5.7%
SuperTarget stores	239	210	42,220	37,022	14.0%
Total	1,684	1,591	222,420	207,540	7.2%

(b)  In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Credit Card Segment

Credit Card Segment Results	Three Months Ended				Nine Months Ended
	Nov. 1,	Nov. 3,			Nov. 1,	Nov. 3,
(millions) (unaudited)	2008	2007	Change		2008	2007	Change
Finance charge revenue	$366	$334	9.6%		$1,060	$935	13.4%
Late fees and other revenue	123	113	9.0		352	311	13.3
Third party merchant fees	37	46	(19.2)		115	118	(2.5)
Total revenues	526	493	6.8		1,527	1,364	12.0
Bad debt expense	314	130	142.6		751	311	141.2
Operations and marketing expenses (a)	113	116	(2.8)		347	335	3.8
Depreciation and amortization	4	4	0.5		13	12	6.0
Total expenses	431	250	72.7		1,111	658	68.9
EBIT	95	243	(61.0)		416	706	(41.0)
Interest expense on nonrecourse debt collateralized by credit card receivables	60	41	45.2		126	98	29.4
Segment profitability	$35	$202	(82.6	) %	$290	$608	(52.3)%

Average receivables funded by Target (b)	$3,272	$4,479	(27.0	) %	$4,392	$4,612	(4.8)%
Segment pretax ROIC (c)	4.3%	18.0%			8.8%	17.6%

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $24 million and $75 million for the three and nine months ended November 1, 2008, respectively, and $24 million and $73 million for the three and nine months ended November 3, 2007, respectively, are recorded as an increase to Operations and Marketing expenses within the Credit Card Segment.

(b) Amounts represent the portion of average credit card receivables funded by Target. These amounts exclude $5,473 million and $4,176 million for the three and nine months ended November 1, 2008, respectively, and $2,845 million and $2,296 million for the three and nine months ended November 3, 2007, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate represents segment profitability divided by average receivables funded by Target, expressed as an annualized rate.

Spread Analysis - Total Portfolio

	Three Months Ended Nov. 1, 2008			Three Months Ended Nov. 3, 2007			Nine Months Ended Nov. 1, 2008			Nine Months Ended Nov. 3, 2007
	Yield			Yield			Yield			Yield
	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate

EBIT	$95	4.3%	(b)	$243	13.3%	(b)	$416	6.5%	(b)	$706	13.6%	(b)
LIBOR (a)		3.1%			5.3%			2.8%			5.3%
Spread to LIBOR (c)	$27	1.2%	(b)	$146	8.0%	(b)	$235	3.7%	(b)	$431	8.3%	(b)

(a) Balance-weighted average one-month LIBOR rate

(b) As a percentage of average receivables

(c) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

Receivables Rollforward Analysis	Three Months Ended			Nine Months Ended
	Nov. 1,	Nov. 3,		Nov. 1,	Nov. 3,
(millions) (unaudited)	2008	2007	Change	2008	2007	Change
Beginning receivables	$8,641	$6,906	25.1%	$8,624	$6,711	28.5%
Charges at Target	955	1,062	(10.0)	2,923	3,053	(4.3)
Charges at third parties	2,082	2,615	(20.4)	6,488	6,706	(3.3)
Payments	(3,221)	(3,299)	(2.4)	(10,209)	(9,848)	3.7
Other	307	368	(16.7)	938	1,030	(8.9)
Period-end receivables	$8,764	$7,652	14.5%	$8,764	$7,652	14.5%
Average receivables	$8,745	$7,324	19.4%	$8,568	$6,908	24.0%
Accounts with three or more payments (60+ days) past due as a percentage of period-end receivables	5.6%	3.8%		5.6%	3.8%
Accounts with four or more payments (90+ days) past due as a percentage of period-end receivables	3.8%	2.6%		3.8%	2.6%

Allowance for Doubtful Accounts	Three Months Ended			Nine Months Ended
	Nov. 1,	Nov. 3,		Nov. 1,	Nov. 3,
(millions) (unaudited)	2008	2007	Change	2008	2007	Change
Allowance at beginning of period	$661	$509	29.8%	$570	$517	10.4%
Bad debt provision	314	130	142.6	751	311	141.2
Net write-offs	(210)	(107)	97.6	(556)	(296)	88.1
Allowance at end of period	$765	$532	43.7%	$765	$532	43.7%
As a percentage of period-end receivables	8.7%	7.0%		8.7%	7.0%
Net write-offs as a percentage of average receivables (annualized)	9.6%	5.8%		8.7%	5.7%

Subject to reclassification